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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material under Rule 14a-12
InVision Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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7151 GATEWAY BOULEVARD
NEWARK, CA 94560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2001

TO THE STOCKHOLDERS OF INVISION TECHNOLOGIES, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of STOCKHOLDERS of INVISION TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held on Thursday, June 21, 2001 at 9:30 a.m. local time at the Company's headquarters, 7151 Gateway Boulevard, Newark, California 94560 for the following purposes:

1.
To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

2.
To approve the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 150,000 shares to 600,000 shares.

3.
To ratify the selection of Deloitte and Touche LLP as the Company's independent auditors for its fiscal year ending December 31, 2001.

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 26, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Robert L. Jones Secretary

Newark, California
 MAY 18, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

7151 GATEWAY BOULEVARD
NEWARK, CALIFORNIA 94560

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

June 21, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the board of directors of InVision Technologies, Inc., a Delaware corporation (the "Company"), for use at our Annual Meeting of Stockholders to be held on June 21, 2001, at 9:30 A.M. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our headquarters, 7151 Gateway Boulevard, Newark, California 94560. We intend to mail this proxy statement and accompanying proxy card on or about May 18, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of our common stock at the close of business on April 26, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 26, 2001 we had outstanding and entitled to vote 12,971,186 shares of our common stock.

    Each holder of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted on at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

    Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

    The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

    Stockholders of record may go to http://www.eproxyvote.com/invn to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-877-PRX-VOTE (1-877-779-8683) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

    Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than our proxy card.

    A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

    Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Pacific Time on June 19, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office, 7151 Gateway Boulevard, Newark, California 94560, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 18, 2002. Pursuant to our Bylaws, stockholders who wish to bring matters or propose nominees for director at our 2002 annual meeting of stockholders must provide certain information to us between March 23, 2002 and April 22, 2002 unless the date of our 2002 annual meeting of stockholders is before May 22, 2002 or after July 21, 2002, in which case the dates for submission of such matters or proposals shall be not more than 90 days and not less than 60 days before the 2002 annual meeting of stockholders or, in the event public announcement of the date of the 2002 annual meeting is first made by us fewer than 70 days prior to the date of the 2002 annual meeting, the close of business on the 10th day following the day on which public announcement of the date of the 2002 annual meeting is first made by us. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

    Our Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board of Directors determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of six members and there is one vacancy. The Board periodically has considered adding an additional board member and, consequently, has left one position vacant. This vacancy may be filled by the vote of a majority of the Board. As no additional nominations have been submitted pursuant to the Company's bylaws, stockholders may only vote for the nominees named below. Each of the nominees is currently a director of the Company and was previously elected by stockholders. At the Annual Meeting, the term of office of the two nominees shall expire. If elected at the Annual Meeting, each nominee would serve until the 2004 Annual Meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Dr. Lanzara and Ambassador Busby have agreed to serve if elected, and we have no reason to believe that they will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

Dr. Giovanni Lanzara

    Dr. Giovanni Lanzara, age 61, has served as a director since September 1990 and as Chairman of the Board since March 1994. Since 1978, he has served as a professor and President of the Transportation Engineering Department at the University of Aquila, Rome, Italy. Dr. Lanzara has been President of the International Center for Transportation Studies since 1987. Dr. Lanzara served as director of Imatron, a CT medical scanner company, from August 1993 to June 1996.

Ambassador Morris D. Busby

    Ambassador Morris D. Busby, age 63, has served as a director since March 1998 when he was elected by the other directors to fill a vacancy. Since 1995, Ambassador Busby has served as President of BGI, Inc., an international consulting firm. From 1991 to 1994 he was ambassador to the Republic of Colombia and from 1989 to 1991 he was the United States Government's U.S. coordinator for counter-terrorism and directed the international efforts against terrorism during the Persian Gulf War. Prior to that time, he was Principal Deputy Assistant Secretary of State for Inter-American Affairs. From 1984 to 1987 he was Deputy Chief of Mission in Mexico City.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

Dr. Douglas P. Boyd

    Dr. Douglas P. Boyd, age 59, served as a director from September 1990 to December 1992, and since June 1993. Dr. Boyd was a founder of Imatron Inc. ("Imatron") in 1981, has held various positions at Imatron, and currently serves as its Chairman of the Board. Dr. Boyd is an Adjunct Professor of Radiology at the University of California, San Francisco.

Dr. Bruno Trezza

    Dr. Bruno Trezza, age 64, has served as a director since November 1993. Since 1974, he has served as a professor of economics at the University "La Sapienza" in Rome, Italy. From 1980 to 1981, Dr. Trezza served as an economic advisor to the Italian Prime Minister. From 1974 to 1983, he served as a member of the Committee for Economic Planning of the Italian Ministry of Planning. He has served as a director of several private companies and public institutions in Italy.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

Dr. Sergio Magistri

    Dr. Sergio Magistri, age 48, has served as our President, Chief Executive Officer and a director since December 1992. From June 1991 to November 1992, he was a Project Manager with AGIE, Switzerland, a manufacturer of high precision tooling equipment, responsible for all aspects of a family of new products for high precision electro-erosion machining with sub-micron precision. From 1988 to June 1991, Dr. Magistri was a consultant to high technology companies, including FI.M.A.I. Holding, S.A. As a consultant to FI.M.A.I., Dr. Magistri was involved in the formation of InVision and the development of its business plan and of its technology. From 1983 to 1988, Dr. Magistri held various positions with Imatron, including as an Engineering Physicist and Manager of Advanced Reconstruction Systems, and Director of Computer Engineering. Dr. Magistri holds a degree in Electrical Engineering and a doctorate in Biomedical Engineering from the Swiss Institute of Technology, Zurich, Switzerland.

David M. Pillor

    David M. Pillor, age 46, joined InVision in July 1994 as Vice President, Sales and Marketing, has served as our Senior Vice President, Sales and Marketing since November 1995 and as a director since 1999. From 1988 to July 1994, Mr. Pillor held various positions including Area Sales Manager, National Sales Manager and Vice President of Sales of Technomed International, a medical products company. Mr. Pillor holds a Bachelor of Sciences degree in Chemistry from the University of Maryland.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 2000 the Board of Directors held four meetings and acted by unanimous written consent three times. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee: meets with our independent auditors at least annually to review the results of the annual audit and to discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three non-employee directors: Drs. Boyd, Trezza and Lanzara. Dr. Lanzara joined the Audit Committee on May 7, 2001. The Audit Committee met four times (twice by telephone) during such fiscal year.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Drs. Boyd and Lanzara and Ambassador Busby. It did not meet during such fiscal year, and all compensation matters were handled by the Board.

    During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    The Audit Committee in 2000 consisted of Drs. Boyd and Trezza. Dr. Lanzara joined the Audit Committee on May 7, 2001. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

    The Audit Committee held four meetings relative to the year ended December 31, 2000 financial statements. The meetings were designed to facilitate and encourage private communication between the Audit Committee and our independent public accountants, Deloitte & Touche LLP.

    During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements.

    The discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from Deloitte & Touche LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with Deloitte & Touche LLP. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K.

    AUDIT COMMITTEE
    Douglas P. Boyd
    Bruno Trezza
    Giovanni Lanzara

PROPOSAL 2

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

    In March 1996, the Company adopted and the stockholders approved the Employee Stock Purchase Plan (the "Purchase Plan") covering an aggregate of 300,000 shares of Common Stock. In December, 1999, the Company adopted and the stockholders approved an amendment to the Purchase Plan to increase by 150,000 shares the number of shares of Common Stock authorized for issuance under the Purchase Plan to a total of 450,000 shares.

    In April 2001, the Board amended the Purchase Plan, subject to stockholder approval, to increase by 150,000 shares the number of shares of Common Stock authorized for issuance under the Purchase Plan from a total of 450,000 shares to a total of 600,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board.

    During the last fiscal year, shares of Common Stock were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: all current executive officers as a group—none; and all employees (excluding executive officers) as a group—110,825 shares ($3.01).

    As of March 31, 2001, 355,575 shares had been issued under the Purchase Plan and 94,425 shares remained available under the Purchase Plan, all of which shares remained available for purchase under the current offering.

    Stockholders are requested in this Proposal 2 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

    The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 347 employees (except employees who customarily work fewer than either 20 hours per week or 5 months per calendar year) are eligible to participate in the Purchase Plan.

    The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

    The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

OFFERINGS

    The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each offering is 24 months long and is divided into eight shorter "purchase periods" approximately three months long. If the price of the Common Stock is lower at the end of the purchase period than its price at the beginning of the offering, then that offering terminates after the purchase of Common Stock thereunder, and a new offering commences.

ELIGIBILITY

    Any person, including officers of the Company, who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering.

    However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may accrue, in each calendar year during which purchase rights are outstanding, the right to purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates.

PARTICIPATION IN THE PLAN

    An eligible employee may enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employee's base compensation during the offering.

PURCHASE PRICE

    The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions over the course of the offering. At any time during the offering, a participant may increase, reduce or terminate his or her payroll deductions as the Board provides in the offering. Further, the current offering provides that in the case of an employee, who first becomes eligible to participate in the current offering after its commencement, such employee can commence participation as of the date following the end of the current purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

PURCHASE OF STOCK

    By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan,

the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time up to 10 days prior to the end of the applicable purchase period.

    Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

    Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

    Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will effectively terminate (be suspended) when all shares reserved for sale under the Purchase Plan have been sold.

    The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code.

    Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of a dissolution, liquidation, specified types of merger of the Company, or any other capital reorganization in which beneficial ownership of more than 50% of the combined voting power entitled to vote in the election of directors is transferred, the Board may (as applicable) require the assumption of the purchase rights under the Purchase Plan or substitution of similar rights, permit the offering to continue unchanged, or terminate any then ongoing offering by accelerating the occurrence of all remaining purchase dates, so that the outstanding purchase rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

    Subject to this Proposal, an aggregate of 600,000 shares of Common Stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares not purchased under such rights again become available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

    Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

    If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF STOCK PURCHASE RIGHTS UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S DEATH OR THE PROVISIONS OF THE TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements only for our year ended December 31, 2000. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of InVision and our stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    AUDIT FEES.  During the fiscal year ended December 31, 2000, the aggregate fees and expenses billed by Deloitte & Touche LLP for the audit of our financial statements for such fiscal year and for the review of our interim financial statements was $122,600.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.  During the fiscal year ended December 31, 2000, no fees were billed by Deloitte & Touche LLP for information technology consulting.

    ALL OTHER FEES.  During fiscal year ended December 31, 2000, the aggregate fees billed by Deloitte & Touche LLP for professional services other than the audit fees was $10,344.

    The Audit Committee has determined the rendering of the non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor's independence.

    On April 24, 2000, our Board of Directors approved the appointment of Deloitte & Touche LLP as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2000 in place of PricewaterhouseCoopers LLP.

    Our independent auditor's report of PricewaterhouseCoopers LLP on our consolidated financial statements for the two years ended December 31, 1998 and 1999, dated February 9, 2000, included in the Form 10-K filed with the SEC on March 29, 2000, contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

    In connection with our audits for the fiscal years ended December 31, 1998 and 1999, and in the subsequent interim period prior to PricewaterhouseCoopers LLP's resignation due to an independence issue on April 24, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with their report. PricewaterhouseCoopers LLP's reports on our financial statements for the past two years did not contain an adverse opinion or disclaimer of an opinion and were qualified or modified as to uncertainty, audit scope or accounting principles. PricewaterhouseCoopers LLP's letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as an exhibit to our Annual Report on Form 10-K filed March 29, 2000.

    During the fiscal years ended December 31, 1998 and 1999 and any subsequent interim period prior to our engagement of Deloitte & Touche LLP, we did not consult with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on our financial statements.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

    The biographies of Dr. Sergio Magistri, our President, Chief Executive Officer, and David M. Pillor, our Senior Vice President, Sales and Marketing, are set forth in Proposal 1.

Donald E. Mattson

    Donald E. Mattson, age 68, has served as our Senior Vice President and Chief Operating Officer since November, 2000. Mr. Mattson previously served as our Interim Vice President of Operations in 1998. In addition to his position with us, from 1992 to 2000, Mr. Mattson has been a management consultant, including, among others, interim management assignments as executive officer of a computer distribution company, president of a disk drive sub-systems company and vice president of operations of a tape drive manufacturing company. Prior to 1992, Mr. Mattson held senior management positions at Microware Distributors, Inc., Optical Data, Inc., Media Technology Corporation, Verbatim Corporation, Memorex Corporation and Varian Associates. Mr. Mattson holds a bachelor's degree in Industrial Management and Technology and an MBA from the University of California, Berkeley.

Ross Mulholland

    Ross Mulholland, age 58, was appointed our Senior Vice President and Chief Operating Officer effective March 31, 2001. Prior to joining the Company, Mr. Mulholland was chief financial officer and vice president, operations, of TechPlanet, a Silicon Valley pre-IPO company providing information technology services. Before that, he was chief financial officer and vice president, administration, at Silicon Entertainment, a technology-based specialty retailer, and senior vice president and chief financial officer for The Nature Company/Discovery Channel Stores, a specialty retailer and direct marketing company. He has also held senior management positions with several leading national retailers, including May Department Stores and Dayton-Hudson Corporation. Mr. Mulholland started his career in corporate planning and finance at the Ford Motor Company. Mr. Mulholland holds a BA degree in Liberal Arts and an MBA from Wayne State University.

Dr. François Mesqui

    Dr. François Mesqui, age 46, was appointed our Vice President and Chief Technology Officer in December 1999. Dr. Mesqui joined InVision in 1997 and was our Vice President, Design Engineering from 1998 to 1999. From 1989 through 1996, Dr. Mesqui was President of Metropoly AG, an engineering services company in Switzerland. In 1983, Dr. Mesqui was awarded the Scientific Prize of the Swiss Society of Biomedical Engineering and has a Doctorate in Technical Sciences from the Swiss Institute of Technology, Zurich, Switzerland.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of InVision as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
HARAX Holding, S.A. (2)	2,401,584	19.0%
Dimensional Fund Advisors	638,400	5.0%
Dr. Sergio Magistri (3)	400,446	3.1%
Tim Black (4)	83,280	*
Alfred V. Larrenaga (5)	52,471	*
David M. Pillor (6)	237,076	1.8%
Dr. Douglas P. Boyd (7)	98,280	*
Amb. Morris D. Busby (8)	39,593	*
Dr. Giovanni Lanzara (9)	496,577	3.9%
Dr. Bruno Trezza (10)	496,124	3.9%
Dr. François Mesqui (11)	63,532	*
All executive officers and directors as a group (8 persons) (12)	1,967,380	14.3%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and a Schedule 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,650,281 shares outstanding on March 31, 2001, adjusted as required by rules promulgated by the SEC.

(2)
The business address for the named stockholder is 22, Rue Marie Adelaide, L-2128, Luxembourg. Arsene Kronshagen is the controlling stockholder of HARAX and is deemed to beneficially own such shares.

(3)
Includes 369,683 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

(4)
Includes 79,980 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

(5)
Includes 45,471 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

(6)
Includes 237,076 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

(7)
Includes 91,735 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

(8)
Includes 16,625 shares issuable pursuant to options exercisable within 60 days of March 31, 2001. Also includes 20,468 shares issuable to BGI, Inc. ("BGI") pursuant to the terms of a consulting agreement with BGI within 60 days of March 31, 2001. Ambassador Busby is a controlling shareholder of BGI, which received these options and shares as partial payment for services provided by BGI pursuant to its consulting agreement with us. See "Certain Transactions."

(9)
Includes 341,886 shares held by PASTEC Holdings, S.A. Giovanni Lanzara is the controlling stockholder of PASTEC. Also includes 94,269 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

(10)
Includes 385,474 shares held by HAKON Holdings, S.A. Bruno Trezza is the controlling stockholder of HAKON. Also includes 108,150 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

(11)
Includes 63,532 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

(12)
Includes 1,116,522 shares subject to options exercisable within 60 days of March 31, 2001 or issuable within the next 60 days pursuant to other agreements. See Notes 3 to 11 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

    To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that each of Dr. Magistri, Mr. Larrenaga, Mr. Pillor, Dr. Boyd, Ambassador Busby, Dr. Lanzara, Dr. Trezza and Mr. Black filed their Form 5, due February 14, 2001, late. Each Form 5 reported one grant of a stock option. The Forms 5 were filed shortly after the discovery of the inadvertent failure to have optionally reported the grant on an earlier Form 4.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    In 2000 non-employee directors received a $25,000 annual retainer as compensation for their services as members of the Board. In addition, such directors were reimbursed for expenses incurred in connection with the performance of services as directors. Our non-employee directors also received $2,000 per day for each day of consulting services rendered to us not in connection with their services as directors and grants of options to purchase common stock under our 1991 Equity Incentive Plan based on the amount of consulting work performed for us during the year.

    Aggregate consulting fees earned by our non-employee directors were $188,000 in 2000. Ambassador Busby (who earned $120,000) was the only individual director who earned consulting fees in excess of $60,000 in 2000. Ambassador Busby is a controlling shareholder of BGI which provided consulting services to us in 2000 in excess of $60,000. See "Certain Transactions." In addition Dr. Boyd, Ambassador Busby, Dr. Lanzara and Dr. Trezza each received an option to purchase 5,000 shares of our common stock.

COMPENSATION OF EXECUTIVE OFFICERS

  SUMMARY OF COMPENSATION

    The following table sets forth certain compensation earned by our Chief Executive Officer and our four other executive officers whose salary and bonus for the year ended December 31, 2000 exceeded $100,000 (collectively, the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
		Annual Compensation			Securities Underlying Options/ SARs(#)
Name and Principal Position						All Other Compensation ($)
	Year	Salary($)	Bonus($)
Dr. Sergio Magistri President and Chief Executive Officer	2000 1999 1998	$237,900 226,600 225,000	$30,000 0 92,950		61,945 54,880 —	$4,036 3,624 3,000	(1) (1) (1)
Tim Black Chief Operating Officer(2)	2000 1999 1998	205,000 185,400 47,485	0 0 16,680		47,369 4,760 100,000	107,750 4,860	(5) (1)
Alfred V. Larrenaga Senior Vice President and Chief Financial Officer(3)	2000 1999 1998	181,900 90,884 0	22,000 0 0		25,507 90,000 0	0 0 0
David M. Pillor	2000	141,700	116,124	(4)	29,150	3,202
Senior Vice President, Sales and Marketing	1999	133,880	165,220	(4)	22,400	3,090
	1998	120,833	347,024	(4)	0	4,318
Dr. François Mesqui Vice President and Chief Technology Officer	2000 1999 1998	160,000 135,000 126,300	104,700 40,000 43,457		21,863 26,800 16,000	0 0 0

(1)
Represents matching contributions by us to employees' accounts under our 401(k) Plan.

(2)
Tim Black was replaced by Don Mattson as Chief Operating Officer on November 27, 2000.

(3)
Alfred V. Larrenaga resigned as Senior Vice President and Chief Financial Officer effective March 31, 2001, and was replaced by Ross Mulholland.

(4)
Includes commission payments of $93,124 in 2000, $103,267 in 1999, and $347,024 in 1998.

(5)
Includes severance payments of $102,500 payable from January through June 2001, and matching contributions by us under our 401(k) Plan of $5,250.

STOCK OPTION GRANTS AND EXERCISES

    We grant options to our executive officers under our 1991 Equity Incentive Plan and 2000 Equity Incentive Plan. As of December 31, 2000, options to purchase a total of 2,110,866 shares were outstanding under the 1991 Equity Incentive Plan and options to purchase a total of 58,500 shares were outstanding under our 2000 Equity Incentive Plan. In connection with the adoption of the 2000 Equity Incentive Plan, the Board determined not to grant any further options under the 1991 Equity Incentive

Plan. As of December 31, 2000, 1,067,537 shares remained available for grant under the 2000 Equity Incentive Plan.

    The following table shows for the fiscal year ended December 31, 2000, certain information regarding options granted to, and held at year end by, the Named Executive Officers.

    The exercise price of each option was equal to the fair market value of our common stock as valued by the Board of Directors on the date of grant. The exercise price may be paid in cash, promissory notes, in shares of our common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The options granted vest as to 25% of the shares one year from the date of grant and 1/16th of the shares each quarter thereafter. Each of the options has a ten-year term, subject to earlier termination if the optionee's service with us ceases.

    The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

    Percentages shown under "Percentage of Total Options Granted to Employees in 2000" are based on an aggregate of 1,328,631 options granted to employees, consultants and directors of the Company under our stock option plans during 2000.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percentage of Total Options Granted to Employees in 2000
	Number of Securities Underlying Option Granted
Name			Exercise Price per Share	Expiration Date
					5%	10%
Dr. Sergio Magistri	61,945	4.7	$4.31	2/13/10	$435,139	$692,887
Tim Black	47,369	3.6	4.31	2/13/10	332,749	529,847
Alfred V. Larrenaga	25,507	1.9	4.31	2/13/10	179,177	285,309
David M. Pillor	29,150	2.2	4.31	2/13/10	204,767	326,058
Dr. François Mesqui	21,863	1.6	4.31	2/13/10	153,579	244,579

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR END OPTION VALUES

    The following table sets forth information with respect to options exercised by the Named Executive Officers during 2000, the number of securities underlying unexercised options held by the Named Executive Officers as of December 31, 2000 and the value of unexercised in-the-money options as of December 31, 2000.

    Amounts shown under the column "Value Realized" are based on the fair market value of our common stock as determined by our board of directors on the date of exercise less the exercise price. Amounts shown under the column "Value of Unexercised In-the-Money Options at December 31, 2000" are based on the closing price of our common stock ($1.4375) on December 29, 2000 as reported on The Nasdaq Stock Market, less the exercise price, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price of the shares underlying the option.

			Number of Securities Underlying Unexercised Options at December 31, 2000		Value of Unexercised In-the-Money Options at December 31, 2000
	Shares Acquired on Exercise	Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Sergio Magistri			369,683	58,941	184,541	0
Tim Black			79,980	72,149	0	0
Alfred V. Larrenaga			45,471	95,536	0	0
David M. Pillor			237,076	58,941	107,418	0
Dr. François Mesqui			63,532	58,931	0	0

EMPLOYMENT AGREEMENTS

    We have entered into employment agreements with Drs. Magistri and Mesqui and Messrs. Black, Mattson, Mulholland and Pillor which provide for salaries and other employment terms. These agreements each provide that if we terminate the employee's employment without cause, the employee is entitled to a severance payment equal to his annual base salary for six months. All of the employment agreements are terminable at the will of either the employee or us, with or without cause. In each case, termination by the employee requires sixty days notice to us.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION*

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

    The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors, namely, Drs. Boyd and Lanzara and Ambassador Busby. During the fiscal year 2000 the Committee did not meet and all compensation issues were handled by the Board of Directors acting in accordance with the Committee's charter. All actions taken by the Committee for fiscal year 2000 shall mean the Board of Directors. The Committee is responsible for setting and administering the policies which govern annual executive salaries, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer ("CEO"), and our other executive officers based upon a mix of the achievement of the corporate financial goals, individual performance and comparisons with other technology companies. The CEO is not present during the discussions of his compensation.

    The operation of the Committee is subject to our Bylaws, as in effect from time to time, and the Delaware General Corporation Law. The Committee has the full power and authority to carry out the following responsibilities:

  1.
  To establish salaries, incentives and other forms of compensation paid to our officers and other employees.

  2.
  To administer various incentive compensation and benefit plans, including the bonus plan.

  3.
  To perform such other functions and have other powers as may be necessary or convenient in the efficient discharge of the foregoing.

  4.
  To report to the Board from time to time, or whenever it shall be called upon to do so.

    The policies of the Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options. The Committee has determined that the salaries for such officers shall be based upon a review of salary surveys of other technology companies performed for the Committee. The Committee may further adjust the salaries of such executive officers based upon our financial performance during the past year and upon each officer's performance against established objectives related to his area of responsibility.

    In awarding stock options, the Committee considers a number of factors, including such executive officer's responsibilities and relative position in the Company, individual performance of such officer, any changes in such officer's responsibility and position, such officer's equity interest in the Company in the form of stock and options held by such individual, the extent to which existing stock options remain unvested and the total number of stock options to be awarded.

    Under our executive bonus plan, executive officers may receive a certain percentage of their base salary in bonus payments, based on a combination of the Committee's subjective evaluation of the individual's performance and advice from the Committee's compensation consultant regarding competitive rates. Further, the Committee seeks to balance the desire for immediate earnings and the longer term goal of enhancing stockholder value. Bonuses are generally paid in the year following the year upon which the bonus is based.

    In July 2000, the Board approved a bonus policy to be administered by the CEO and the Chief Operating Officer. The policy consists of bonus payments to the members of the management team including the executive officers, up to an aggregate of $200,000 to reward individual performances and address retention issues. Furthermore, the policy allows for bonus payments up to $300,000 if the Company was profitable in 2000, and additional bonus payments not to exceed 20% of the net income of the Company. In February 2001, the Board approved the payment of a total of $75,000 in bonuses to executive officers for 2000 performance.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the CEO. The CEO's salary is determined based on factors such as the Company's achievement of corporate goals and comparisons with technology companies as described above. In awarding stock options, the Committee considers the CEO's performance, the number of unvested options and the total number of options to be granted. The CEO's bonus is dependent upon the Company achieving the performance goals established by the Committee and the Committee's subjective evaluation of the CEO's performance.

    In February 2000, in connection with the Committee's review of Dr. Magistri's compensation, the Committee reviewed certain performance measures of the Company, primarily revenue, backlog and stockholder value. After this review, the Committee increased Dr. Magistri's base salary from $226,600 to $237,900 and granted the CEO options on 61,945 shares of Common Stock under the Company's 1991 Equity Plan. At the meeting of the Committee in February 2001, the Board reviewed the CEO's performance against his goals. The Board awarded the CEO a bonus of $30,000 with respect to 2000 performance as a result of meeting his goals. In addition, the Board granted the CEO options on 61,800 shares of Common Stock under the Company's 2000 Equity Plan.

From the Members of the Board of Directors

Dr. Douglas P. Boyd	Amb. Morris D. Busby
Dr. Giovanni Lanzara	Dr. Bruno Trezza

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 2000, Drs. Boyd and Lanzara and Ambassador Busby served as members of the compensation committee of our board of directors. The Compensation Committee did not meet during 2000, and all compensation matters were handled by the Board. No member of the Board or compensation committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 in cash on April 23, 1996 (the first trading date after the Company's common stock became registered under Section 12 of the Securities Exchange Act of 1934, as amended) for (i) the Company's common stock, (ii) the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq U.S. Index") and (iii) the S&P Technology Sector Index. All values assume reinvestment of dividends and are calculated as of December 31 of each year.

COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN(2)
Among Invision Technologies, Inc.
The Nasdaq Stock Market (U.S.) Index
and the S&P Technology Sector Index

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2)
$100 invested on April 23, 1996 in Stock or Index including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN TRANSACTIONS

    In August of 1996, we entered into a consulting agreement with BGI, Inc. ("BGI"), a Virginia-based international consulting firm engaged to assist us with enhancing our methods, strategies and contacts, to support the marketing of the CTX Series explosive detection systems to the U.S.

Government. In March 1998, Ambassador Busby, a controlling shareholder of BGI, was elected to our Board of Directors. In 1999, we paid BGI $120,000 in consulting fees. In 2000, we paid BGI $120,000 in consulting fees, plus we recorded an expense of $108,000 through the issuance of 20,468 shares of our Common Stock, including the cancellation of 6,586 previously granted options. We believe that the foregoing transaction was in its best interest and was on terms no less favorable to us than could be obtained from unaffiliated third parties.

    We have entered into indemnity agreements with certain of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our Bylaws.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert L. Jones Secretary

May 18, 2001

    A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Corporate Secretary, InVision Technologies, Inc., 7151 Gateway Boulevard, Newark, California 94560.

APPENDIX A

INVISION TECHNOLOGIES, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

ORGANIZATION

    The Audit Committee of the Board of Directors of InVision Technologies, Inc. (the "Company") shall consist of at least two members of the Board of Directors (the "Board") before June 14, 2001 and at least three members thereafter. The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market.

    One member of the Committee shall be appointed as chair. The chair shall be responsible for the leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair shall also maintain regular liaison with the Chief Executive Officer, Chief Financial Officer and the lead independent audit partner.

    The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary.

STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders.

RESPONSIBILITIES

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the Audit Committee shall:

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.
  •
  Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to oversee the independence of the auditors.
  •
  Evaluate, together with the Board, the performance of the independent auditors and, if determined by the Audit Committee, recommend that the Board replace the independent auditors.

A–1

  •
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.
  •
  Review with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.
  •
  Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.
  •
  Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.
  •
  Discuss with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's quarterly reports on Form 10-Q prior to their filing, (2) the earnings announcements prior to their release (if practicable), and (3) the results of the review of such information by the independent auditors. These discussions shall take place after legal review of the quarterly reports and earnings announcements. These discussion may be held with the Committee as a whole or with the Committee chair in person or by telephone.
  •
  Meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.
  •
  Review accounting and financial human resources planning within the Company.
  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in its judgment, such retention or investigation is appropriate.
  •
  Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.
  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.
  •
  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.
  •
  Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

    The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

A–2

InVision Technologies Inc.

1996 EMPLOYEE STOCK PURCHASE PLAN

Adopted March 9, 1996

1.
PURPOSE.

    (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of InVision Technologies, Inc. (the "Company"), and its Affiliates (defined in subparagraph 1(b)), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

    (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

    (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.
ADMINISTRATION.

    (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

       (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

      (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

      (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

      (iv) To amend the Plan as provided in paragraph 13.

      (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Notwithstanding the foregoing, however, no power shall be exercised or act performed if to do so would be in violation of applicable federal or state securities laws to which the Plan is subject.

    (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of

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the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.
SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate six hundred thousand (600,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.
GRANT OF RIGHTS; OFFERING.

    (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the memorandum documenting the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

    (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.
ELIGIBILITY.

    (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

    (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be

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deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

       (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

      (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

      (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

    (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

    (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

    (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.
RIGHTS; PURCHASE PRICE.

    (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen (15%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

    (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

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    (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

       (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

      (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.
PARTICIPATION; WITHDRAWAL; TERMINATION.

    (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), which shall include or exclude bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

    (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

    (c) When a participating employee's employment with the Company or designated Affiliate terminates, for any reason other than death or disability, more than thirty (30) days prior to the Purchase Date of any Offering under the Plan, then Rights granted pursuant to such Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under such Offering, without interest. When a participating employee's employment with the Company or designated Affiliate

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terminates, for any reason other than death or disability, thirty (30) or fewer days prior to the Purchase Date of any Offering under the Plan, then Rights granted pursuant to such Offering under the Plan shall continue in effect and accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under such Offering shall be applied to the purchase of Common Stock on the participant's behalf on the Purchase Date.

    (d) In the event that a participant's employment with the Company is terminated, due to disability or death, more than six (6) months prior to the Purchase Date, the Company shall distribute as soon as practicable to such terminated employee (or his or her beneficiary or estate, as provided in paragraph 14) all of his or her accumulated payroll deductions under the Offering, without interest. In the event that such termination occurs on or within six (6) months prior to the Purchase Date, payroll deductions accumulated on behalf of the participant prior to such termination shall be applied to the purchase of Common Stock on the participant's behalf (or on behalf of his or her beneficiary or estate, as provided in paragraph 14) on the Purchase Date. Common Stock issued pursuant to this subparagraph 7(d) shall not be intended to qualify for tax treatment under Section 423 of the Code if such issuance is made on behalf of a participant whose employment with the Company terminated on account of disability more than three (3) months prior to the Purchase Date. If a participant whose employment with the Company has terminated becomes disabled or dies within the thirty (30) days following his or her termination of employment, such termination shall be deemed to be on account of the participant's disability or death.

    (e) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by beneficiary designation as provided in paragraph 14, and otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.
EXERCISE.

    (a) On each date specified therefor in the relevant Offering ("Purchase Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

    (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be

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delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest. The length of time by which a Purchase Date is delayed due to circumstances described in this subparagraph 8(b) shall not be counted as part of the measure of time for participation rights of terminated employees described in subparagraphs 7(c) and 7(d).

9.
COVENANTS OF THE COMPANY.

    (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

    (b) The Company shall deliver to the participant, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the term of the Plan, a balance sheet and an income statement. This subparagraph shall not to key employees whose duties in connection with the Company assure them access to equivalent information.

    (c) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.
USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.
RIGHTS AS A STOCKHOLDER.

    A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.
ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

    (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately

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preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which the beneficial ownership of more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.
AMENDMENT OF THE PLAN.

    (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

       (i) Increase the number of shares reserved for rights under the Plan;

      (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

      (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

    (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.
DESIGNATION OF BENEFICIARY.

    (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

    (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

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15.
TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that is the earlier of either: the earlier of ten (10) years from the date the Plan is adopted by the Board or is approved by the stockholders of the Company, or all of the shares subject to the Plan's share reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.
EFFECTIVE DATE OF PLAN.

    The Plan shall become effective upon the date that an appropriate permit qualifying the issuance of Common Stock under the Plan has been issued by the Commissioner of Corporations of the State of California (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

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INVISION TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2000

    The undersigned hereby appoints Sergio Magistri and Donald Mattson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Invision Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Invision Technologies, Inc. to be held at Invision's headquarters, 7151 Gateway Boulevard, Newark, California 94560, on Thursday, June 21, 2001 at 9:30 am (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

VOTE BY TELEPHONE	VOTE BY INTERNET
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).	It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:	Follow these four easy steps:
1.Read the accompanying Proxy Statement/Prospectus and Proxy Card.	1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.
2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For stockholders residing outside the United States call collect on a touch-tone phone. 1-877-PRX-VOTE (1-877-779-8683).	2. Go to the Website: http://www.eproxyvote.com/invn/
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4. Follow the recorded instructions.	4. Follow the instructions provided.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

detach here

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:	To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.
/ /	FOR all nominees listed below (except as marked to the contrary below).	/ /	WITHHOLD AUTHORITY to vote for all nominees listed below.
NOMINEES:	Dr. Giovanni Lanzara and Ambassador Morris D. Busby

    To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:	To approve the increase by 150,000 shares the number of shares of Common Stock authorized for issuance under the Employee Stock Purchase Plan to a total of 600,000.
/ /	FOR	/ /	AGAINST	/ /	ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:	To ratify selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.
/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
Dated

SIGNATURE(S)
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

    Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2001
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
June 21, 2001
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
PROPOSAL 2 APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3 .
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR END OPTION VALUES
EMPLOYMENT AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
From the Members of the Board of Directors
COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN(2) Among Invision Technologies, Inc. The Nasdaq Stock Market (U.S.) Index and the S&P Technology Sector Index
CERTAIN TRANSACTIONS
OTHER MATTERS
INVISION TECHNOLOGIES, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
InVision Technologies Inc. 1996 EMPLOYEE STOCK PURCHASE PLAN Adopted March 9, 1996